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                                                                  EXHIBIT 3.1.15

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                              PARTNERSHIP INTERESTS
                             AS OF DECEMBER 31, 2004

                                                     NUMBER OF
                                                    PARTNERSHIP
             LIMITED PARTNERS                        INTERESTS                  %
------------------------------------------          ------------          ------------

 1 Balitsaris, Peter                                      58,542                0.0620%
 2 Carr, Clai                                            115,000                0.1218%
 3 Castorina, John                                        14,491                0.0153%
 4 Denny, Joseph                                         260,250                0.2756%
 5 Felix, Jill                                           195,043                0.2066%
 6 Fenza, Robert                                         195,043                0.2066%
 7 Fitzgerald, Ward                                       14,491                0.0153%
 8 Gildea, Larry                                          93,319                0.0988%
 9 Goldschmidt, Robert                                    22,895                0.0242%
10 Hagan, Michael                                         14,491                0.0153%
11 Hammers, David                                        244,426                0.2589%
12 Kiel, Bob                                              14,491                0.0153%
13 Kline, Earl                                            19,128                0.0203%
14 Lutz, Jim                                              37,312                0.0395%
15 Mazzerralli, James                                     14,491                0.0153%
16 Messaros, Sharron                                       7,245                0.0077%
17 Morrissey, Mary Beth                                   14,491                0.0153%
18 Price, Leslie                                          99,970                0.1059%
19 Reichert, Joseph                                       27,242                0.0288%
20 Estate of Willard Rouse                               460,418                0.4876%
21 Trust for Congdon Children                             95,347                0.1010%
22 Trust for Hammers Children                             95,348                0.1010%
23 Trust for Mary Rouse                                   13,621                0.0144%
24 Trust for Anne Rouse                                   13,621                0.0144%
25 Trust for Rouse Younger Children                       81,726                0.0865%
26 Trust for Laurie Hammers                                5,506                0.0058%
27 Weitzmann, Mike                                        42,312                0.0448%
28 Liberty Special Purpose Trust                          10,574                0.0112%
29 Thomas, Rebecca                                         8,076                0.0086%
30 Trust for J. Ryan Lingerfelt                           15,625                0.0165%
31 Trust for Justin M. Lingerfelt                         15,625                0.0165%
32 Trust for Daniel K. Lingerfelt                         15,625                0.0165%
33 Trust for Catherine E. Lingerfelt                      15,625                0.0165%
34 Lingerfelt, Alan T                                    317,500                0.3362%
35 Lingerfelt, L. Harold                                 164,375                0.1741%
36 Lingerfelt, David L                                    30,674                0.0325%
37 Ferguson, Morris U                                      6,000                0.0064%

                                                                  EXHIBIT 3.1.15

                      LIBERTY PROPERTY LIMITED PARTNERSHIP
                        PARTNERSHIP INTERESTS - CONTINUED
                             AS OF DECEMBER 31, 2004

                                                     NUMBER OF
                                                    PARTNERSHIP
              LIMITED PARTNERS                        INTERESTS                 %
------------------------------------------          ------------           ------------

38 Lingerfelt, Carl C                                     10,900                 0.0115%
39 Wright, Murray H                                        7,500                 0.0079%
40 Latimer, Erle Marie                                    12,500                 0.0132%
41 Samet, Norman G                                        14,013                 0.0148%
42 Mann, Bernard                                          14,012                 0.0148%
43 Stender, Stewart R                                     57,613                 0.0610%
44 Rouse & Associates Maryland Partnership                20,000                 0.0212%
45 Helwig, A. Carl                                       299,737                 0.3174%
46 Sunday, James J                                        79,348                 0.0840%
47 Walters, Charles J                                    230,723                 0.2443%
48 Doyle, Margaret A                                      19,380                 0.0205%
49 Stanford Baratz Revocable Trust                         9,044                 0.0096%
50 F. Greek Logan Properties, LLC                         33,682                 0.0357%

       PREFERRED LIMITED PARTNERS
------------------------------------------

51 Belair Real Estate Corporation                      1,510,000                 1.5991%
52 Belrose Realty Corporation                            700,000                 0.7413%
53 Bel Alliance Properties, LLC                        1,590,000                 1.6839%
54 Montebello Realty Corp.                               800,000                 0.8472%
55 JPM Mosaic VI REIT, Inc.                              473,000                 0.5009%

            GENERAL PARTNER
------------------------------------------

56 Liberty Property Trust                                     GP                90.7320%
                                                                           ------------

   Total Ownership                                                             100.0000%

   GP - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.